UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

A.	The 2017 annual meeting of the stockholders of Valero was held May 3, 2017. Matters voted on at the annual meeting and the results thereof were as follows:

(1)	Proposal 1: Election of directors. The election of each director was approved as follows.

H. Paulett Eberhart	shares voted	required vote *	vote received
for	324,264,059	>50.0%	98.41%
against	5,245,797
abstain	630,145
broker non-votes	56,190,860

Joseph W. Gorder	shares voted	required vote *	vote received
for	304,208,203	>50.0%	94.03%
against	19,313,053
abstain	6,618,745
broker non-votes	56,190,860

Kimberly S. Greene	shares voted	required vote *	vote received
for	328,808,235	>50.0%	99.80%
against	666,919
abstain	664,847
broker non-votes	56,190,860

Deborah P. Majoras	shares voted	required vote *	vote received
for	320,514,728	>50.0%	97.71%
against	7,503,109
abstain	2,122,164
broker non-votes	56,190,860

Donald L. Nickles	shares voted	required vote *	vote received
for	324,363,811	>50.0%	98.45%
against	5,100,429
abstain	675,761
broker non-votes	56,190,860

Philip J. Pfeiffer	shares voted	required vote *	vote received
for	327,267,912	>50.0%	99.33%
against	2,210,825
abstain	661,264
broker non-votes	56,190,860

Robert A. Profusek	shares voted	required vote *	vote received
for	324,588,715	>50.0%	98.52%
against	4,861,726
abstain	689,560
broker non-votes	56,190,860

Susan Kaufman Purcell	shares voted	required vote *	vote received
for	318,457,537	>50.0%	96.67%
against	10,985,012
abstain	697,452
broker non-votes	56,190,860

Stephen M. Waters	shares voted	required vote *	vote received
for	327,794,866	>50.0%	99.49%
against	1,696,127
abstain	649,008
broker non-votes	56,190,860

Randall J. Weisenburger	shares voted	required vote *	vote received
for	327,130,092	>50.0%	99.29%
against	2,336,259
abstain	673,650
broker non-votes	56,190,860

Rayford Wilkins, Jr.	shares voted	required vote *	vote received
for	325,279,752	>50.0%	98.74%
against	4,148,162
abstain	712,087
broker non-votes	56,190,860

(2)	Proposal 2: Ratify the appointment of KPMG LLP to serve as Valero’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The proposal was approved as follows:

Proposal 2	shares voted	required vote *	vote received
for	379,971,815	>50.0%	98.35%
against	5,516,314
abstain	842,732
broker non-votes	n/a

(3)	Proposal 3: Advisory vote to ratify the 2016 compensation of the named executive officers listed in the proxy statement. The proposal was approved as follows:

Proposal 3	shares voted	required vote *	vote received
for	306,300,389	>50.0%	92.78%
against	22,113,883
abstain	1,725,729
broker non-votes	56,190,860

(4)	Proposal 4: Vote to recommend the frequency of votes on executive compensation. The option receiving the most votes was the recommendation to hold a vote on executive compensation every year, as shown in the following:

Proposal 4	shares voted	required vote *	vote received
every year	282,885,979	n/a	85.69%
every two years	1,056,131		00.32%
every three years	45,370,800		13.74%
abstain	827,091		00.25%

*	Notes:

Required votes. For Proposal 1, as required by Valero’s bylaws, each director is to be elected by a majority of votes cast with respect to that director’s election. Proposals 2 and 3 required approvals by the affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Proposal 4 sought recommendation from Valero’s stockholders among four available voting choices.

Effect of abstentions. Shares voted to abstain are treated as “present” for purposes of determining a quorum. In the election of directors, pursuant to Valero’s bylaws, shares voted to abstain are not deemed to be “votes cast,” and are accordingly disregarded. When, however, approval for a proposal requires the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote, then shares voted to abstain have the effect of a negative vote.

Effect of broker non-votes. Brokers holding shares for the beneficial owners of such shares must vote according to specific instructions received from the beneficial owners. If instructions are not received, in some instances, a broker may nevertheless vote the shares in the broker’s discretion. But under New York Stock Exchange rules, brokers are precluded from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. This results in a “broker non-vote” on the proposal. A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a negative vote when approval for a particular proposal requires the affirmative vote of the voting power of the issued and outstanding shares of the Company, and has no effect when approval for a proposal requires the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote.

B.	Frequency of Stockholder Votes on Executive Compensation. Valero has determined to include annually in its proxy materials a stockholder vote on compensation of executives as required by section 14A(a)(2) of the Securities and Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: May 5, 2017	by:	/s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel